UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 15, 2008 Date of Report (date of Earliest Event Reported)

NORTHWEST CHARIOTS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0496885
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

240,222 Baseline Road, Suite 209, Sherwood Park, AB, T8H 1S8

(Address of principal executive offices and zip code)

(780) 691-1188

(Registrant’s telephone number, including area code) NOT APPLICABLE (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2008, Mr. James Davies resigned as a member of the Board of Directors of Northwest Chariots, Inc.

On September 15, 2008, the Board of Directors named Ms. Sharon Dusza to fill the vacancy on the Board caused by Mr. Davies’ resignation.

At present Ms. Dusza is taking a maternity leave of absence from Argus Machine, of Edmonton. Alberta, where she has been employed since April 2007. The company is a supplier to the oil industry in Alberta. As a ‘rack hand’, Ms. Dusza’s duties include equipment and shop maintenance, shipping/receiving and production. From September 2005 to March 2007, Ms. Dusza worked as a ‘blade processor’ for Black Cat Blades of Edmonton, Alberta, a supplier to the logging industry in Northern Alberta, British Columbia and the Northwest Territories. From January 2003 to August 2005, Ms. Dusza worked for Clareco Industries, a supplier of machined and custom building products for both domestic and foreign markets.

Ms. Dusza is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST CHARIOTS, INC.

Date: September 15, 2008	By: /s/ Douglas Dewar Name: Douglas Dewar Title: President